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                                                          EXHIBIT 23.1

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

Amerihost Properties, Inc.
Des Plaines, Illinois


        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 29, 1996, relating to the consolidated financial statements of Amerihost Properties, Inc., which is contatined in that Prospectus.

        We also consent to the reference to us under the captions "Financial Information" and "Experts" in the Prospectus.


                                                BDO Seidman, LLP

                                                BDO SEIDMAN, LLP

Chicago, Illinois
October 14, 1996